Form S-1

(Amendment No. 4)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

China Inc.

(Exact name of registrant as specified in its charter)

Nevada	3674	61-1612547
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12520 A1 Westheimer #138

Houston, Texas 77077

Tel: 281-776-9100  Fax: 281-776-9101

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MyNevadaResidentAgent.com

2840 Highway 95 Alt S#7,

Silver Springs, NV 89429

Tel: (775) 577-5300   Fax: (775) 546-9955

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Send copies to:

TRIEU LAW, LLC

537 Holmes Blvd., Suite A

Gretna, Louisiana 70056

Tel: (504) 301-4525  Fax: (504) 301-4683

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to public)

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filled to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filler, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Small reporting company [X ]

CALCULATION OF REGISTRATION FEES

				Amount of
Class of Securities	Amount to be	Maximum	Aggregate	Registration
to be Registered	Registered	Offering Price	Offering Price	Fee [1]
Common Stock	30,000,000	$0.01	$300,000	$21.39

[1]	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issued pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until the Registration Statement filed with the Securities and Exchange Commission (“SEC”) is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

China Inc.,

Shares of Common Stock

5,000,000 minimum – 30,000,000 Maximum

Before this Offering, there has been no public market for our common stock. If we sell at least the minimum number of shares in this Offering, of which there is no assurance, we intend to have our shares of common stock quoted on the OTC Bulletin Board operated by the Financial Industry Regulatory Authority. There is no assurance that our shares will ever be quoted on the Over-the-Counter Bulletin Board.

We are offering a minimum of 5,000,000 and a maximum of 30,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.01 per share. In the event that 5,000,000 shares are not sold within the 90 days, all money received by us will be promptly returned to you. We will return your funds to you in the form of a cashier's check sent by FEDEX certified mail on the 91st day. If at least 5,000,000 shares are sold within 90 days, all money received by us will be retained by us and there will be no refund. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 90 day period referred to above. The subscriptions are irrevocable. Funds will be held in a non-interest bearing special Account at Chase Bank and it is not an escrow account. Our officer and director, Tian Jia, has sole signature power over this account. Ms. Tian Jia will have sole responsibility for administering the funds and determining whether the minimum offering threshold has been met. The offering proceeds may not be used for any purpose whatsoever prior to completion of the offering. Subscriptions may be accepted or rejected for any reason or for no reasons. Our common stock will be sold by Tian Jia on behalf of the Company. She will not receive any commissions from the offering for selling shares on our behalf. This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 90 days. We will not accept any money until this registration statement is declared effective by the SEC.

Investing in our common stock involves risk. See " Risk Factors" page 5.

Management, directors, and affiliates may not purchase shares in order to reach the minimum.

Any change in the material terms of this offering after the effective date of this prospectus will terminate the original offer and will entitle any subscribers to a refund of their investment. Material changes include the following:

· an extension of the offering period beyond the 90 days currently contemplated;

·                a change in the offering price;

·                a change in the minimum purchase amount;

·                a change to allow sales to affiliates in order to meet the minimum sales requirement;

·                a change in the minimum amount of proceeds required to release funds from our separate bank account;

	Offering Price	Expenses	Proceeds To Us
Per Share – Minimum	$0.01	$0.005	$0.005
Per Share – Maximum	$0.01	$0.0008	$0.0092
Minimum	$50,000	$2,500	$47,500
Maximum	$300,000	$2,500	$297,500

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _______

TABLE OF CONTENTS

PART 1- Prospectus	Page
Prospectus Summary	3
Offerings & Summary of Financials	4-5
Risk Factors	5-8
Use of Proceeds	9
Determination of Offering Price	9
Dilution	9-11
Plan of Distribution	11-12
Description of Securities to be registered	12-13
Interest of Name Experts and Counsel	14
Description of Business	14-18
Description of Property	19
Legal Proceedings	19
Management's discussion and analysis	19-21
Director and executive officers	22
Executive Compensation	23
Security Ownership of Certain Beneficial owners	23
Disclosure of Commission Position on Indemnification	24
Part II-Information not required in Prospectus
Other expenses of Issuance and Distribution	26
Indemnification of Directors and Officers	26
Recent Sales of Unregistered Securities	26
Financial Statements Schedules	F-1-F18
Undertakings	27-30
Signature	30
Exhibit Index	31

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ITEM 3. SUMMARY INFORMATION, RISK FACTOR

PROSPECTUS  SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus. You should read the entire prospectus carefully before making an investment decision, including" Risk Factors" and the financial statements and the related notes. References in this Prospectus to “China Inc.,”, “Company”, “we”, “our”, or “us” refer to China Inc.

 OUR BUSINESS

China Inc. was incorporated on May 30, 2008 in the State of Nevada. Our main business is the sale and distribution of solar panels through the internet in North America. We have not earned any revenue for our most recently completed fiscal ended June 30, 2011. We have accumulated a net loss of $59,487 since our inception on May 30, 2008 through September 30, 2011. We have conducted research and development of new solar panel products since May 2008. Since our inception on May 30, 2008, we have engaged in developing our business plans, outsourcing  research and development activities and negotiated OEM arrangements with manufacturers in China.

We have entered into supply agreements with manufacturers of solar products. Our distribution and supply agreements provide us with strategic and competitive advantages. Initially, we expect to sell other vendors' and manufacturers' products through the internet and trade shows and conduct research and development for semiconductor materials such as, CdTe, for more efficient PV solar panels. One of our goals is to have our own brand solar panels manufactured through our Original Equipment Manufacturer ("OEM") arrangements in China. Our products are all solar related products. These products are significant to our overall product line because they are all powered by solar energy. Our main products include the followings:

SOLAR PHOTOVALTAIC (PV) SYSTEM

Solar electric systems contain modules made up of photovoltaic (PV) cells that generate electricity when exposed to sunlight. The PV cells generate direct current (DC) electricity, which is converted to alternating current (AC) electricity by an inverter. Our PV systems come in a range of efficiencies and configurations.

We expect to sell Ningbo Solar modules and other brand name products. Ningbo solar modules use a textured cell surface and tempered glass for solar use only to reduce reflection of sunlight. An anti-reflective coating provides an uniform blue color and increases the absorption of light in all weather conditions.

·	The manufacturer, Ningbo solar, will provide 5 year warranty on material and workmanship and guarantee their output at 90% after 10 years and 80% after 25 years.

·	Ningbo Solar modules have been encapsulated: they resist corrosion caused by rain, water and gas. Their anti-shock performance makes them resistant to hail and work under atrocious weather conditions where temperature changes quickly.
·	Ningbo modules have passed several independent quality tests and granted with certificates such as UL and California Department of Energy approved solar manufacturer's list.

INVERTERS

Inverters transform direct current ("DC"), electricity produced by solar panels into the more common form of alternating current ("AC"), electricity used in homes and businesses. Inverters are used in virtually every on-grid solar power system and typically feed power either directly into the structure's electrical circuit or into the utility grid.

We expect to sell Ningbo solar modules and other brand name products. Ningbo solar modules use a textured cell surface and tempered glass for solar use only to reduce reflection of sunlight. An anti-reflective coating provides uniform blue color and increase the absorption of light in all weather conditions. Inverters are used in virtually every on-grid solar power system and typically feed power either directly into the structure's electrical circuit or into the utility grid.

 SOLAR WATER HEATER

Solar water heating systems are reliable and economical appliances for heating domestic water. They typically consist of collectors, a controller and storage tanks. However, when they are installed on new houses and the cost is included in the mortgage, the increase in the monthly payment is small. Because the federal income tax deduction for mortgage interest is attributable to the solar system, it further reduces that increase, and the solar investment may result in positive cash flow for new homebuyers.

China Inc. has commenced some of our planned operations. We expect to sell our vendor's products once the SEC have declared our registration effective. The operations of the Company to date have been devoted primarily to start up activities and research and development activities, which include the following:

·	Formation of the Company:
·	Development of our business Plan;

·	Marketing research ;
·	Research and Development ;

·	Entering into a distribution Agreement with Ningbo Solar Inc. and similar suppliers.
·	Beginning the process of creating a website and registering our trademarks;

·	Developing our OEM contacts in China.

The Company believes that raising $50,000 minimum through the sale of common stock will be sufficient for the Company's operation for the next twelve (12) months.

Our principal executive office is located at 12520 A1 Westheimer #138, Houston, Texas 77077. Our telephone number (281) 776-9100. Our Fax number: (281)-776-9101. Our registered agent for service of process is MynevadaResidentAgent.com of Nevada, located at 2840 Highway 95 Alt S#7, Silver Springs, NV 89429. Our fiscal year end is June 30.

DEFINITIONS

Cadmium telluride (CdTe)- is a crystalline compound formed from cadmium and tellurium. It is used as an infrared optical window and a solar cell material. (Source: Wikipedia).

Photovoltaic (PV)- is a method of generating electrical power by converting solar radiation into direct current electricity using semiconductors that exhibit the photovoltaic effect. Photovoltaic power generation employs solar panel comprising a number of cells containing a photovoltaic material. Materials presently used for photovoltaic include monocrystaline silicon, polycrystalline silicon, amorphous silicon, cadmium telluride.

THE OFFERING

Following is a brief summary of this offering:

Securities being offered	Up to 30,000,000 shares of common stock, par value $0.0001
Offering price per share	$ 0.01
Offering period	The shares are being offered for a period not to exceed 90 days
Net proceeds to us	$47,500 assuming the minimum number of shares is sold. $297,500 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, research and development, implementation of our business plan, and working capital.
Number of shares outstanding before the offering	45,000,000
Number of shares outstanding after the offering if all of the shares are sold	75,000,000

SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of September 30, 2011	As of June 30, 2011
	(Unaudited)	( audited)
Balance Sheet
Total Assets	$77,286	$70,782
Total Liabilities	$52,835	$43,559

Total Stockholder's Equity	$24,451	$27,223
	For the Three Months' Ended September 30, 2011 (unaudited)	Period from May 30, 2008 ( Inception) To September 30, 2011 ( unaudited)
Income Statement
Revenue	$-	$-
Total Expenses	$2,772	$59,487
Net Profit/Loss	$(2,772)	$(59,487)

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, and other information contained in this prospectus before making an investment decision. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. Any of the events discussed in the risk factors below may occur. If they do, our business, results of the operations or financial conditions could be materially adversely affected. In that situation, the trading price of our common stock could decline, and you may lose some or all of your investments.

(A) RISKS RELATED TO CHINA INC.,

(1) Because we have only recently commenced business operations, we face a high risk of business failure.

We have only recently commenced business operations. It is impossible at this time to predict success with any degree of certainty due to problems associated with the commencement of a new business. An investor should consider the risks, expenses and uncertainties that a development stage company like ours faces.

(2) The company may not be able to generate revenues.

We expect to earn revenues based on our business plans. In the opinion of our officer and director, we reasonably believe that the Company will begin to generate revenues within twelve months from the effective date of this registration. However, there is no assurance that revenues will be generated because our website is not operational, and we are unable to take any online orders through our website.

(3) There may be risks associated with research and development activities in China.

We have initiated research and development activities. We outsource our research and development activities in China. It is impossible at this time to predict success with any degree of certainty due to problems associated with risks involving research and development assigned to thirty parties. Any companies doing business in China may be subject to political risks for business disruption and other related risks. Although there are no labor shortages in China, skilled labor in high-tech industries are difficult to recruit and retain. We are able to obtain sufficient quantity of Cadmium Telluride ( "CdTe") for our research purposes; however, it is hard to predict if the supply of Cadmium Telluride will be interrupted in the future. If we could not obtain Cadmium Telluride at reasonable prices from our suppliers, our research and development activities could be affected in China.

(4) We may not be able to recoup our research and development expenditures.

The Company has initiated research and development for CdTe  as a semiconductor for the solar energy industry. We have not incurred significant research and development expenditures in the past and cannot predict with in any degree of certainty that research and development activities for the application of CdTe as a semiconductor will be successful.

(5) Our ability to compete will depend upon our ability to establish supply relationships with our suppliers and OEM manufacturers.

Our ability to compete will depend upon our ability to establish supply relationships with distributors and OEM manufacturers. Any disruption from our suppliers or OEM distributors may cause delays in implementing our business plans and closure of our business. Unless we can establish our branded products, it is difficult to compete effectively in the solar-energy industry because our suppliers may be able to sell the same products less expensive than us, and we are competing with other well established solar products. In addition, we also compete with our own suppliers.

(6) We may not be able to attain profitability without additional funding, which may be unavailable.

The company has limited capital resources. Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems.  Liquidity and solvency problems may force us to go out of business if additional financing is not available.

(7) Our forecasts are highly speculative in nature, and we cannot predict results in a development stage company with a high degree of accuracy.

Any financial projections, especially those based on ventures with minimal operating history, are inherently subject to a high degree of uncertainty, and their ultimate achievement depends on the timing and occurrence of a complex series of future events, both internal and external to the enterprise. There can be no assurance that potential revenues or expenses we project will, in fact, be received or incurred.

 (8) Our auditors have expressed going-concern opinions on our financial statements.

Primarily as a result of our recurring losses and lack of liquidity, the report of the independent registered public accounting firm regarding our respective audited financial statements as of June 30, 2011 expressed substantial uncertainty as to our abilities to continue as a going concern.

(9) Because our officer will only be devoting limited time to our operations, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Our sole officer and director, Tian Jia, will only be devoting limited time to our operations. She will be devoting approximately 15 hours per week of her time to our operations. Because our officer will only be devoting limited time to our operations, our operations may be sporadic and occur at times, which are convenient to her. As a result, operations may be periodically interrupted or suspended, which could result in a lack of revenues and a possible cessation of operations.

(10) As a result of our placing your invested funds into a segregated account in contrast to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a segregated account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes. In addition, it is until the minimum amount of the offering is reached, the funds of prospective investors will be held without any interest accruing to their benefit.

(11) We do not expect to pay dividends in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

(12) We may not be able to compete effectively with our own suppliers because we are not exclusive distributors of certain products.

We are not an exclusive distributor of Ningbo Solar. As a result, we are competing directly with our suppliers for the same products and customers' basis. Our supplier, Ningbo Solar, may offer better terms and prices. We may be forced to develop our brand products in order to compete effectively with our own supplier, Ningbo Solar.

(13)  We will be subject to evolving and expensive corporate governance regulations and requirements. Our failure to adequately adhere to these requirements or the failure or circumvention of our controls and procedures could seriously harm our business.

As a publicly traded company, we are subject to various federal, state and other rules and regulations, including applicable requirements of the Sarbanes-Oxley Act of 2002. Compliance with these evolving regulations is costly and requires a significant diversion of management time and attention, particularly with regard to our disclosure controls and procedures and our internal control over financial reporting.  A failure of our controls and procedures to detect other than inconsequential errors or fraud could seriously harm our business and results of operations.

 (14) Certain provisions of our Articles of Incorporation and Bylaws could have an adverse impact on our stockholders.

Certain provisions of our certificate of incorporation and bylaws may make it more difficult for someone to acquire control of China Inc. These provisions may make it more difficult for stockholders to take certain corporate actions and could delay or prevent someone from acquiring our business. These provisions could limit the price that certain investors might be willing to pay for shares of our common stock. These provisions, and others, may be beneficial to our management and the board of directors in a hostile tender offer, and could have an adverse impact on stockholders who may want to participate in such tender offer, or who may want to replace some or all of the members of the board of directors. In addition, our directors' authority under our articles of incorporation to adopt, amend or repeal the bylaws of our corporation could adversely impact our stockholders. Our articles of incorporation vested authority to adopt, amend or repeal bylaws exclusively in the directors, so that shareholders would not be able to change the corporation's bylaws.

(15) We may raise additional capital and thereby further dilute the total number of shares currently outstanding.

We may need to raise additional capital by issuing shares of common stock, which will increase the number of common shares outstanding. The issuance of equity securities by the Company may result in a dilution in the equity interest of its current stockholders.

(16) We need to continue as a going concern if our business is to succeed.

Our business condition, as indicated in the Report of Independent Registered Public Accounting Firm, raises substantial doubts as to whether we can continue as a going concern. As of September 30, 2011, we have completed only part of our business plan, and we cannot assure you that we will be able to generate revenue to achieve profitability. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

B. Risks Related to E-Commerce Industry

(17) Because we will rely on a third-party for hosting and maintenance of our website, mismanagement or service interruptions could significantly harm our business.

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

(18) Evolving regulation of the Internet may adversely affect us.

As Internet commerce continues to evolve; there may be increased regulation by federal, state and/or foreign agencies. Any new regulations which restrict our business could harm or cause our business to fail.

(19) We face intense competition.

Our business is rapidly evolving and intensely competitive, and we have many competitors, including retail, e-commerce retailers. Many of our current and potential competitors have greater resources, longer histories, more customers, and brand recognition. They may secure better terms from vendors, adopt more aggressive pricing and devote more resources to technology, fulfillment, and marketing.

(20) A permanent loss of data or a loss of service on the Internet will have an adverse effect on our operations and will cause us to cease doing business.

Our computer and communications systems could be damaged or interrupted by fire, flood, power loss, telecommunications failure, earthquakes, acts of war or terrorism, acts of God, or computer viruses. Any of these events could cause system interruption, delays, and loss of critical data, and could prevent us from accepting and fulfilling customer orders and providing services, which would make our product and service offerings less attractive.

C. RISKS RELATED TO THIS OFFERING

(21)  Because our common stock is likely to be considered " penny stock," our trading will be subject to regulatory restrictions.

Our common stock is currently, and soon will be likely to be considered a "penny stock". The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in " penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 ( other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which specifies information about penny stocks and the nature and significance of risks of the penny stock market. This disclosure and other requirements may adversely affect the trading activity in the secondary market for our common stock.

(22) There is no current trading market for our Securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the OTC Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.

(23) If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company. We will not be subject to the proxy statement requirements, and our officer, director and 10% stockholder will not be required to submit reports to the SEC on their stock ownership and stock trading activity. As a result, our shareholders will not be able to know the trading activities of our officer, director and 10% shareholders.

Upon the effectiveness of this registration statement, we intend to voluntarily file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

(24) Our sole officer and director, Tian Jia, can exert significant influence over us and may make decisions that are not in the best interests of all stockholders.

Our sole officer and  director, Tian Jia, owns 100% of our outstanding common stock. As a result, our sole officer and director will be able to affect the outcome of all matters requiring stockholder approval, including the election and removal of directors and any change in control.  Moreover, the interests of this concentration of ownership may not always coincide with the interest of the stockholders.

If the minimum offering offered pursuant to this prospectus is sold, Tian Jia, will own approximately 90% of our issued and outstanding common stock. If the maximum offering offered pursuant to this prospectus is sold, Tian Jia, will own approximately 60% of our issued and outstanding common stock.

(25) Any change in the material terms of this offering after the effective date of this prospectus will terminate the original offer and will entitle any subscribers to a refund of their investment.

Material changes include the following:

·                an extension of the offering period beyond the 90 days currently contemplated;

·                a change in the offering price;

·                a change in the minimum purchase amount;

·                a change to allow sales to affiliates in order to meet the minimum sales requirement;

·                a change in the minimum amount of proceeds required to release funds from our separate bank account.

(26) Our sole officer and director, Tian Jia, has ownership interests in more than one solar related companies. There may be potential conflicts of interest arising out of ownership interest in more than one solar related companies.

Our sole officer and director, Tian Jia, has ownership interest in more than one solar related companies. Thus, there may be potential conflicts of interest arising out of these ownership interests. Such conflicts of interest may include: (i) deciding how much time to devote to the Company's operations; (ii) potential business opportunities that should be presented to the Company; and (iii) having a personal financial interest, whether direct or indirectly, in a business transaction in or entity doing business with the Company. Presently, we do not have a conflicts of interest policy to address such conflicts of interest.

FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled " Risk Factors," " Management's Discussion and Analysis of Financial Condition and Results of Operations" and " Business," contains "forward-looking statements" that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation: statements regarding proposed new services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management's goals and objectives, and other similar expressions concerning matters that are not historical facts. Words such as " may," will", "should," "could" "would' "predicts," 'potential," " continue," " expects," anticipates,' " future," "intends" "plans" "believes" and "estimates' and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

·	Our failure to implement our business plan within the time period we originally planned to accomplished; and
·	other factors discussed under the headings" Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and " Business".

Forward-looking Statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

ITEM 4: USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: $50,000 minimum and $300,000 maximum. The table below sets forth the use of proceeds if $50,000 minimum and $300,000  maximum of the offering is sold.

	$50,000	$300,000
Gross proceeds	$50,000	$300,000
Offering expenses	$2,500	$2,500
Net proceeds	$47,500	$297,500

The net proceeds will be used as follows:

Website design	$2,500	$2,500
Website hosting	$2,500	$2,500
Research and Development	$30,000	$30,000
OEM development	$2,500	$2,500
Construct of warehouse	$0	$150,000
Working capital	$10,000	$110,000

Offering expenses consist of the followings: (1) SEC registration fees $22; (2) Printing fees $100; (3)Accounting fees $1,000; (4) Legal Consulting Fees $278; (5) Blue Sky fees $500; and (6) Transfer Agent fees $600. The foregoing are approximations. Tian Jia, our sole officer and director, has advanced us $30,750 to cover these costs and additional working capital. It is comprised of expenses for office related expenses, accounting, salaries, public reporting cost, travel, and other corporate expenses including debt and interest. The proceeds in this offering will not be used as for salary or other payments to our executive officers. Ms. Tian will be reimbursed from the proceeds of the offering for $30,750 for funds advanced to the company. The advance is evidenced by a unsecured promissory demand note dated June 15, 2010 with interest at the rate of 4% per annum.  We are committed to the research and development for new solar technologies and it is not contingent on the amount of proceeds we receive in this offering.

ITEM 5: DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to $300,000 in this offering. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors considered were:

· our cash requirements;
· the proceeds to be raised by the offering . our lack of operating history;

ITEM 6: DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.

Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2011, the net tangible book value of our shares of common stock was $24,451 or approximately $0.0005 per share based upon 45,000,000 shares outstanding.

If 30,000,000 of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 75,000,000 shares to be outstanding will be $321,951 or approximately $0.004 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.004 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.004 per share.

After completion of this offering, if 30,000,000 shares are sold, you will own approximately 40% of the total number of shares then outstanding for which you will have made a cash investment of $300,000 or $0.01 per share. Our existing stockholder will own approximately 60% of the total number of shares then outstanding, for which she has made a non-cash contribution totaling $83,938 or approximately $0.0019 per share.

If 5,000,000 Shares Are Sold:

Upon completion of this offering, in the event 5,000,000 shares are sold, the net tangible book value of the 50,000,000 shares to be outstanding will be $71,951 or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0015 per share.

After completion of this offering, if 5,000,000 shares are sold, you will own approximately 10% of the total number of shares then outstanding for which you will have made a cash investment of $50,000, or $0.01 per share. Our existing stockholder will own approximately 90% of the total number of shares then outstanding, for which she has made a non-cash contribution of $83,938 or approximately 0.0019 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.0019
Net tangible book value per share before offering	$0.0005
Potential gain to existing shareholders	$109,171
Net tangible book value per share after offering	$0.004
Increase to present stockholders in net tangible book value per share
after offering	$0.003
Capital contributions	$83,938
Number of shares outstanding before the offering	45,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	75,000,000
Percentage of ownership after offering	60%

Purchaser of Shares in this Offering 30,000,000 shares Sold:

Price per share	$0.01
Dilution per share	$0.006
Capital contributions	$300,000
Number of shares after offering held by public investors	30,000,000
Percentage of capital contributions by existing shareholders	21.9%
Percentage of capital contributions by new investors	78.1%
Percentage of ownership after offering	40%

Purchasers of Shares in this Offering 5,000,000 Shares Sold:

Price per share	$0.01
Dilution per share	$0.009
Capital contributions	$50,000
Number of shares after offering held by public investors	5,000,000
Percentage of capital contributions by existing shareholders	62.7%
Percentage of capital contributions by new investors	37.3%
Percentage of ownership after offering	10%

ITEM 8:  PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering a minimum of 5,000,000 and a maximum of 30,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.01 per share. In the event that 5,000,000 shares are not sold within the 90 days, all money received by us will be promptly returned to you. We will return your funds to you in the form of a cashier's check sent by FEDEX certified mail on the 91st day. If at least 5,000,000 shares are sold within 90 days, all money received by us will be retained by us and there will be no refund. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 90 day period referred to above. The subscriptions are irrevocable. Funds will be held in a non-interest bearing special Account at Chase Bank and it is not an escrow account. Our officer and director, Tian Jia, has sole signature power over this account. Ms. Tian Jia will have sole responsibility for administering the funds and determining whether the minimum offering threshold has been met. The offering proceeds may not be used for any purpose whatsoever prior to completion of the offering. Subscriptions may be accepted or rejected for any reason or for no reason. Our common stock will be sold by Tian Jia on behalf of the Company. She will not receive any commissions from the offering for selling shares on our behalf. This offering will start on the date this registration statement is declared effective by the SEC and continue for a period of 90 days. We will not accept any money until this registration statement is declared effective by the SEC.

Management, directors, and affiliates may not purchase shares in order to reach the minimum.

Any change in the material terms of this offering after the effective date of this prospectus will terminate the original offer and will entitle any subscribers to a refund of their investment. Material changes include the following:

· an extension of the offering period beyond the 90 days currently contemplated.

·                a change in the offering price;

·                a change in the minimum purchase amount;

·                a change to allow sales to affiliates in order to meet the minimum sales requirement;

·                a change in the minimum amount of proceeds required to release funds from our separate bank account;

In connection with her selling efforts in this offering, our officer and director, Tian Jia will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities;

·   Tian Jia is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

·   Tian Jia will not be compensated in connection with her participation in this offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock;

·    Tian Jia is not, and has not been within the past 12 months a broker or dealer, or an associated person of a broker or dealer;

·   At the end of this offering, Tian Jia will continue to perform substantial duties for us or on our behalf other than in connection with transactions in securities.

·   Tian Jia has not and will not participate in selling an offering of securities of any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In connection with this offering, Ms. Tian Jia will restrict her participation to the following activities:

1. preparing written communication and delivering such communication through the mail or other means that does not involve oral solicitation by Ms. Tian Jia of a potential purchaser;

2. responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; the content of such responses being limited to information contained in the registration statement on Form S-1 and any amendments filed under the Securities Act of 1933, of which this prospectus forms a part; and

3. performing ministerial and clerical work involved in effecting any transaction.

OFFERING PERIOD

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 90 days. We will not accept any money until this registration statement is declared effective by the SEC. We will not extend our offering period beyond  90 days under any circumstances.

PROCEDURES FOR SUBSCRIBING

 If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check or certified funds to us. All checks for subscriptions must be made payable to CHINA Inc., (iii) send your checks to: 12520 A1 Westheimer #138,  Houston, Texas 77077.

PROCEDURES FOR NOTIFICATION OF MATERIAL CHANGES AND REFUNDS

Any change in the material terms of this offering after the effective date of this prospectus will terminate the original offer and will entitle any investors to a refund of their investment. We will notify our investors by FEDEX certified mail if any change in the material terms of this offering has occurred and they have the right to a refund in the event we make such a change. We will return your funds to you in the form of a cashier's check sent by FEDEX certified mail.

ITEM 9: DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

VOTING RIGHTS

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

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DIVIDEND POLICY

Holders of CHINA Inc., common stock are entitled to dividends if declared by the Board of Directors out of funds legally available. CHINA Inc., does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business.  Future dividend policy will be subject to the discretion of the Board of Directors and it will be contingent upon future earnings, if any, CHINA Inc.’s financial condition, capital requirements, general business conditions, and other factors. There can be no assurance that any dividends of any kind will ever be paid.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

The 30,000,000 shares of common stock registered in this Offering will be freely tradable without restrictions under the Securities Act.  No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our 45,000,000 issued and outstanding shares have been held since May 30, 2008. In general, under Rule 144, immediately upon the completion of this offering, our affiliates who have beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

• 1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after this offering; and

• the average weekly trading volume in our common stock on during the four calendar weeks preceding the date of filing of a Notice of Proposed Sale of Securities Pursuant to Rule 144 with respect to the sale.

•         Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

 ANTI-TAKEOVER PROVISIONS

Our  Articles  of  Incorporation  and bylaws contain certain provisions that may have  anti-takeover  effects, making it more difficult for or preventing a third party from acquiring control of China Inc., or changing its board of directors and management.  According to our bylaws and Articles of Incorporation, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting  rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued  and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of China Inc., by replacing its board of directors.

STOCK TRANSFER AGENT

Our stock transfer agent for our securities will be Empire Stock Transfer Inc, 1859 Whitney Mesa Dr, Henderson, NV 89014.  Its telephone number is (702) 361-3033.

ITEM 10: INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this  prospectus having prepared or certified any part of this  prospectus or having given an opinion upon the validity of the securities  being  registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had , or is to  receive,  in  connection  with the  offering, a substantial interest,  directly or  indirectly,  in the  registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from inception to June 30, 2011, have been audited by D. Brooks and Associates CPA's P.A. 8918 Marlamoor Lane, West Palm Beach, Fl 33412. Tel: (954) 592-2507 Fax: (561) 282-3444.

The legal opinion rendered by our special counsel, Trieu Law LLC, 537 Holmes Blvd, Suite, A, Gretna, Louisiana 70056, Tel: (504) 351-4525 regarding the common stock of China Inc., registered on Form S-1 is as set forth in their opinion letter.

ITEM 11: INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Company Overview

China Inc. was incorporated on May 30, 2008 in the State of Nevada. Our main business is the sale and distribution of solar panels through the Internet and trade shows in North America. Our principle business is in the United States. Since our inception on May 30, 2008, we have outsourced our research and development activities and website design projects to China. In addition, we have made OEM arrangements with manufacturers in China.

During the fiscal year ended in June 30, 2010, we have entered into supply agreements with manufacturers of solar products. Our distribution and supply agreements provide us with strategic and competitive advantages, including volume purchase discounts and other arrangements. We have filed our trademarks and logo for our branded solar panels. Initially, we expect to sell other vendors and manufacturers' products through the Internet and trade shows. One of our goals is to have our own brand solar panels manufactured through our Original Equipment Manufacturers ("OEM") arrangement in China.

During the fiscal year ended in June 30, 2010, we have entered into a supply agreement and made OEM arrangements with our manufacturers, Ningbo Solar electric Power Co., Ltd., ("Ningbo Solar") and Himin Clean Energy Holdings, Ltd., ("Himin") in China. Our supply agreement and OEM arrangements provide us with strategic and competitive advantages. The material terms of these supply agreements include (a) no minimum purchase requirement (b) temporary storage facilities in the West Coast (c) competitive pricing at 15-20% below the prevailing market price in the U.S. (d)  shipping and handling if products shipped from the West Coast.

Our business plan includes the selling of other vendors and manufacturers' product through Internet and trade shows. We are currently unable to take any online orders because our website is still being developed. We have signed an Original Equipment Manufacturer ("OEM") agreement with Himin Clear energy Holdings, Ltd., in China. The material terms of this OEM agreement included (a) application for OEM certification by third parties at our own expense  (b) to use our logo and trade names for all OEM products. (c) packaging and labels based on our specifications (d) competitive pricing at 15-20% below prevailing market price in the U.S. Our business plan also focuses on research and development activities in China.

During the fiscal year ended June 30, 2010, we signed a research and development agreement with an institution in China. The material terms of this agreement include that (a) we are charged for royalty fees based on 1% of our annual gross revenue; (b) there are no upfront research and development and licensing fees; and (c) we are obligated to assist the licensor in their application for a U.S. business visa in exchange for their research and development services in China.

We are committed to the research and development of new technologies, which is not contingent on the amount of proceeds we receive in this offering. We are currently able to obtain the  necessary research materials from China. Emei Semiconductor Material Ltd., and Sichuan Apollo solar Science & Technology Co., Inc are two of our suppliers of Cadium Telluride.

During the quarter ended March 31, 2011, we attended Guangzhou Trade Shows and Shanghai World Expo to seek new business opportunities. In addition, we have met with some potential investors in Shanghai for fund raising activities. We have made periodic trips to China to monitor our research and development activities and seek additional suppliers for solar related products.

During the quarter ended September 30, 2011, we have made significant contacts with potential investors in China. Several potential investors have expressed their interest for joint research projects, debt and equity participation and investment of solar energy related products. Potential investors were quite interest to develop new technologies in the area of hybrid cars.

EMPLOYEES

In addition to serving as our sole officer and director, Tian Jia, is responsible for coordinating research and development activities and performing administrative duties. We will hire independent contractors or employees on an as needed basis.

Our principal executive office is located at 12520 A1 Westheimer #138, Houston, Texas 77077. Our telephone number (281)776-9100. Our Fax number: (281)776-9101. Our registered agent for service of process is MynevadaResidentAgent.com of Nevada, located at 2840 Highway 95 Alt S#7, Silver Springs, NV 89429. Our fiscal year end is June 30.

COMPETITION

The market for solar power products is competitive and continually evolving as participants strive to distinguish themselves within their markets and compete within the larger electric power industry. We expect to face increased competition. We believe that our main sources of competition are solar module manufacturers and wholesalers. We will compete with companies large and small, public and private, and some will be our suppliers as well as our competitors. One of our suppliers, Ningbo Solar, already established its distribution center in California. We are not an exclusive distributor of Ningbo Solar.

Many of our competitors, such as BP Solar, Evergreen, Kyocera, Sharp and Sharp have established a stronger market position than ours and have better brand name recognition than we do, and may, as a result, be better positioned to adapt to changes in the industry or the economy as a whole. The principal methods of competition among PV participants are price per Watt, production capacity, conversion efficiency and reliability.

OUR BUSINESS STRATEGIES

Our business strategy is to contract our solar panel production through our Original Equipment Manufacturers ("OEM") in China. We presently are focused on the following steps to implement our business strategy:

·	We create our brand solar panel products with our registered trademarks. We subcontract our solar panel production through the Original Equipment manufacturers ("OEM") in China.
·	We are taking advantage of low labor cost and high quality manufacturing processes in China. Consumers will be able to buy our brand solar panels at affordable prices. We are able to utilize the low labor cost for skilled labor, particularly in our research and development projects in China. Since China does not set minimum wages for skilled and unskilled labor, we can use many of these skilled labors for our research and development projects.

·	Our initial strategy is to sell the products of other vendors and manufacturers that will give us more time to evaluate the consumer preferences; (a) we will develop our own brand OEM products. (b) we will sign up distributors in the U.S.A; (c) we will expand our sales of our products to Europe, Latin America and Africa.

OUR PRODUCTS

Our products are all solar related products. These products we represented are significant to our overall product line because they are all powered by solar energy.

SOLAR PHOTOVOLTAIC (PV) SYSTEM

Solar electric systems contain modules made up of photovoltaic (PV) cells that generate electricity when exposed to sunlight. The PV cells generate direct current (DC) electricity, which is converted to alternating current (AC) electricity by an inverter. Our PV systems come in a range of efficiencies and configurations. Our PV systems are eligible for a number of federal, state, local, and utility financial incentives that can reduce the cost significantly in the United States.

We sell Ningbo Solar modules and other brand name products. Ningbo solar modules use a textured cell surface and tempered glass for solar use only to reduce reflection of sunlight.

An anti-reflective coating provides an uniform blue color and increases the absorption of light in all weather conditions. The pricing of Ningbo's modules is based on supply and demand factors in the United States. The pricing per watt on a wholesale level is between $1.50 to $1.80 per watt.

·	The manufacturer, Ningbo solar, will provide 5 years warranty on material and workmanship and guarantee their output at 90% after 10 years and 80% after 25 years.

·	Ningbo Solar modules have been encapsulated: they resist corrosion caused by rain, water and gas. Their anti-shock performance makes then resist to hail and work under atrocious weather conditions where temperature changes quickly.
·	Ningbo modules have passed several independent quality tests and granted with certificates such as UL and California Department of Energy approved solar manufacturer's list.

INVERTERS

Inverters transform direct current ("DC"), electricity produced by solar panels into the more common form of alternating current ("AC"), electricity used in homes and businesses. Inverters are used in virtually every on-grid solar power system and typically feed power either directly into the structure's electrical circuit or into the utility grid.

SOLAR WATER HEATER

Solar water heating systems are reliable and economical appliances for heating domestic water. they typically consist of collectors, a controller and storage tanks. However, when they are installed on new houses and the cost is included in the mortgage, the increase in the monthly payment is small. Because the federal income tax deduction for mortgage interest is attributable to the solar system, it further reduces that increase, and the solar investment may result in positive cash flow for new homebuyers.

VENDORS AND MANUFACTURERS

We received a small quantity of solar panels from Ningbo Solar. We stored these solar panels at a warehouse in the West Coast. The warehouse is owned or managed by Ningbo Solar and her authorized agents and we have not incurred any storage charges because we stored only a small quantity of sample products. The materials terms for the supply agreement with Ningbo are as follow: (a) no minimum purchase requirement (b)  temporary storage facility at the West Coast's warehouse. The warehouse facility in the West Coast is owned by Ningbo Solar and we have not incurred any charges for storage (c) competitive pricing at 15-20% below the prevailing market price in the U.S. (d) shipping and handling if products shipped from the West Coast. In addition to our supply agreement with Ningbo, we have secured another solar panel supplier, Himin Solar, from China. Himin Solar offered us similar terms and conditions for supply of solar panels.

Our business plan also focuses on research and development activities in China.  During the fiscal year ended in June 2010, we signed a research and development  agreement with an institution in China. The material terms of the agreement included (a) we are charged for royalty fees based on 1% of our annual gross revenue. (b) There are no upfront research and development and licensing fees (c) we are obligated to assist the licensor to apply for a U.S. business visa in exchange for the licensor's research and development services in China.

CUSTOMER PROFILES

As of September 30, 2011, we have had -0- revenue; however, we intend to pursue potential customers who are home builders, home remodelers, electricians, architects, government project managers, and residential and commercial property owners.

INTELLECTUAL PROPERTY

We rely on trademarks to establish and protect our intellectual property. We have filed trademark registration applications for our logo.  Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our logo and other trademarks. It is difficult to monitor unauthorized use of trademarks, particularly in foreign countries where the laws may not protect our proprietary rights as fully as laws in the United States.

RESEARCH AND DEVELOPMENT

Our core competency is innovative design and development of market-focused for next generation solar energy products.  We rely on our cooperation with institutions of higher learning from China to provide research and development efforts.

As of September 30, 2011, a number of initiatives are currently under way to develop and extend our research activities to cover:

•         Cadmium Telluride ( CdTe) as an alternative semiconductor

•         Cost effective solar panels using alternative semiconductors

•         Solar roof tiles

We continue to devote our resources to research and development with the objective of lowering the per Watt cost of solar electricity generated by PV systems to a level that competes on a non-subsidized basis with the price of retail electricity in key markets in the United States. To reduce the per Watt cost of electricity generated by PV systems, we focus our research and development on the following areas:

Increase the conversion efficiency of our solar modules- We believe the most promising ways of increasing the conversion efficiency of our solar modules are maximizing the number of photons that reach the absorption layer of the semiconductor material so they can be converted into electrons, maximizing the number of electrons that reach the surface of the CdTe and minimizing the electrical losses between the semiconductor layer and the back metal conductor.

THE ENERGY INDUSTRY

The production of electrical power is one of the world's largest industries.  The demand and cost for electricity is expected to increase in the coming years.

Fossil fuels are non-renewable resources, meaning that at some point the world will exhaust all known oil and natural gas reserves.  We believe the electrical utility industry and traditional oil and gas companies face many challenges in meeting the growing worldwide demand for energy, including the following:

·

Fossil Fuel Supply Constraints: A large portion of the world's electricity is generated from fossil fuels such as coal, oil and natural gas. Limited fossil fuel supply and escalating demand for electricity should continue to drive up wholesale electricity prices, creating a need to develop new technologies for power generation.

·	Desire for Energy Security: Given the political and economic instability in the major oil and gas producing regions of the world, governments are trying to reduce their dependence on foreign sources of fossil fuels.

GOVERNMENT REGULATION

We are required to comply with all federal, state and local regulations regarding protection of the environment. If more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. We may need to procure certain governmental and other permits to conduct our business. If we fail to comply with present or future environmental regulations we may be required to pay substantial fines, suspend future production or cease operations. The manufacture of our potential products may use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations.

Our operations are subject to a variety of national, federal, regional and local laws,  rules  and  regulations relating to the use, storage, discharge and disposal of environmentally  sensitive  materials.  Because we outsource and  do  not  manufacture  our  solar  power  systems, we do not use, generate,  store  or  discharge toxic, volatile or otherwise hazardous chemicals and  wastes.

DEPENDENCE ON GOVERNMENT SUBSIDIES AND INCENTIVES

Various subsidies and tax incentive programs exist at the federal, state and local level to encourage the adoption of solar power including capital cost rebates, performance-based incentives, feed-in tariffs, tax credits and net metering. Capital cost rebates provide funds to customers based on the cost or size of a customer’s solar power system. Government policies, in the form of regulation and incentives, have accelerated the adoption of solar technologies by businesses and consumers. We are not qualified for US government grants or U.S. loan guaranteed programs regarding our research and development activities in the United States.

GOING CONCERN

Our Independent Registered Public Accounting Firm included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

DESCRIPTION OF PROPERTY

 We own commercial land which is intended to be developed into our warehouse and research facility in Houston, Texas. We maintained our principal office at 12520 A1 Westheimner #138, Houston, Texas 77077.

LEGAL PROCEEDINGS

Our sole officer and director, Tian Jia, has not been the subject of the following events:

·	Any bankruptcy petition filed by or against any business of which our officer was the general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

·	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

·	An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting our officer’s involvement in any type of business, securities or banking activities.

·	Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company with limited operations. To meet our need for cash we are attempting to raise money from this offering.  If we raise the minimum amount through this offering, we will be able to carry out our business plans for the next 12 months. We were in discussions with potential investors from China. The nature of proposed financing terms include but not limited to technological transfers, joint venture of solar energy's research and development, participation of debt and equity financing. However, our potential investors will not be able provide any written or oral commitments until at such time our registration statement became effective.

PLAN OF OPERATION

Our plan of operations for the next twelve months is to proceed with the implementation of our BUSINESS PLAN. We will focus on generating revenue initially from selling Ningbo solar panels through our on-line website. We may require $50,000 to $300,000 in financing to expand our operations. If we raise up to $50,000, we will not construct our own warehouse. If we raise up to $300,000, we will construct our own warehouse. Our business plan within 12 months is outline below:

Goals	Projected Outcomes	Estimated Completion Date	Estimated Cost
Create corporate website	Create a brand-name corporate image	1-2 months	$2,500
Sell Ningbo Solar Panel through our website	Sell sufficient solar panels to pay our administrative expenses	2- 3 months	$2,500
Outsource research and Development activities	Research and development activities in China	3-12 months	$30,000
Create our own OEM Product lines.	Valor Solar is our brand product in the future	6-9 months	$2,500
Construct our own warehouse	Build a warehouse on our own commercial lot	9-12 months	$150,000

Sell Ningbo Solar Panel through the website - Before we can sell our products through our website, we must have a website created with e-commerce functionality. We also need to have a secure web server and hosting services in the United States. In addition, we are required to sign agreements with the merchant Credit-card companies to accept online credit card payments. We need to have a mobile credit card charging machine for credit card processing. The estimated cost is $2,500, and it takes 2-3 months. Our website is still being developed. The completion date for a functional website is estimated to be 2-3 months after the effectiveness of our registration statement.

Outsource research and development activities- It is costly to hire U.S. workers for research and development projects due to federal minimum wage laws and higher wages for researchers. We  outsource our research and development projects to the People's Republic of China. China currently does not have minimum wage standards and an abundant supply of qualified researchers. These qualified researchers are willing to work without remuneration or exchange of services. Our expenses for research and development activities come from travel and lodging expenses in China. We may make regular trips to China to evaluate research facilities and meet with potential researchers. Our estimated cost for the next 12 months will be $30,000.

Create our own OEM Products- Securing OEM manufacturers for solar products in China requires some negotiation with manufacturers. We are typically required to pay for third party certification fees. United Laboratory (UL) is one of the prominent thirty party certification agencies in the United States. Once the OEM manufacturer consents to the use of their products, UL typically requires 6-9 months for certification of OEM products. The fee required for the OEM application process will cost approximately $1,500 per certification. Original Equipment Manufacturers certification fees will be absorbed by us. In addition, we are required to travel frequently to China to inspect manufacturing plants. The estimated cost for our OEM budget is $2,500.

Construct our own warehouse- It is essential to have our own warehouse facilities in Houston. Our company already owns commercial land with all utility's lines in place. It is ready to build a warehouse facility. The construction cost for a 3,000 sq/ft warehouse is estimated to be $150,000. It normally takes 9-12 months to construct a warehouse facility. Estimate cost of the construction is as follows: architecture drawing $5,500; civil engineering fees $3,800; survey $1,250; title insurance & escrow fees $850; permit fees $2,600; land excavation $15,000; underground plumbing, water & sewer connection $7,500; concrete pavements $25,850; bricks $18,600; air-conditioning units $15,000; insulated windows and doors $4,450; insulated walls $14,850; foundation $12,500; contracted laborer $15,850; roofing $6,400. Our plan to construct our own warehouse is contingent on our ability to raise the maximum of $300,000 in this offering. We believe our proposed construction will have space for our showroom and a private area for a research facility. We believe it is essential to construct our own warehouse in Houston, Texas for the following reasons:

•         We already have a commercial lot ready to build our own warehouse;

•         It could be built with additional space for our showroom and research facility;

•         It is more economical to construct our own warehouse than to lease;

•         A combination of a retail storefront and warehouse is highly suitable for our business model;

•         We have full control of architecture design, layout and functionality of our own warehouse;

•         We would no longer rely on our supplier's facilities to store our own merchandises;

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are a development stage company and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost due to price and cost increases in services and products. To become profitable and competitive, we have to locate and negotiate agreements with manufacturers to offer their products for sale to us at pricing that will enable us to sell the products to our customers at a profit. We have on-going discussions with public relation firms to advise us on fund raising and public relation activities in China. We have not yet concluded any material terms of our agreement at this time.

RESULTS OF OPERATIONS

From May 30, 2008 (Inception) to September 30, 2011

During the period since our incorporation in the State of Nevada, we hired an attorney for the preparation of this registration statement and our auditors to opine on our financial statements. We have prepared a business plan.  We have begun marketing research, research and development activities for thin film technology and located our Original Equipment Manufacturer (OEM) in China. Our loss since inception was $59,487 for general and administrative expenses that included $19,500 of accrued officer salary, $13,938 impairment charge related to real estate held for development, $1,200 auditor fees, $488 Edgar service fees, $809 attorney's fees, $15,754 real estate taxes, $3,700 business travel and $4,098 in other miscellaneous expenses. The research and development activities in China was based on a percentage of our future gross revenue. Since there were no revenues generated for our recent quarters, there were no research and development expenses due for the Company.

Since inception, we issued 45,000,000 shares of common stock to our sole officer and director in exchange for commercial land at a historical cost of  $83,938.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2011, we have yet to generate any revenues from our business operation; our total assets were $77,286,  we had $7,286 in cash and $70,000 in land holdings; and our total liabilities were $52,835. The Company believes that raising $50,000 minimum through this offering will be sufficient to fund our operations for the next twelve (12) months. If we do not raise the maximum amount, we will delay our own warehouse construction in Houston. The minimum and maximum amounts of this offering were determined by our projected general and administrative expenses, research and development expenditures and our projected new warehouse construction in Houston, Texas. Please refer to Item 4: Use of Proceeds in our discussion for detail. Page 9.

Our sole officer and director verbally agreed to advance a minimum of $100,000 as available funds to cover our general and administrative expenses if we do not raise the minimum amount of this offering.

As of September 30, 2011, the Company owes $30,750 to CEO and Director, Tian Jia, in the form of an unsecured promissory demand note. The note is due on demand and bears interest rate at 4% per year.

OFF-BALANCE SHEET ARRANGEMENT

The Company has no material transactions, arrangements, obligations or other relationships with entities or other persons that have or are reasonably likely to have a material current or future impact on its financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

NO CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

There is no disagreement with our independent registered accountants.

QUALITATIVE DISCLOSURES ABOUT MARKET RISK

There is presently no public market for our common stock and there has never been a market for our common stock. We anticipate applying for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSON

Name	Position held with the company	age	Date First elected or appointed
Tian Jia	CEO, CFO, Director	39	May 30, 2008

BUSINESS EXPERIENCE

The following is a brief summary of the education and business experience of our director and executive officer during at least the past five years, indicating her business experience, occupation during the period, and the name and principal business of the organization by which she was employed.

Tian Jia, aged 39, US citizen, born in Shanxi Province, China. From 1982 to 1988, her family ran a cement factory that employed more than 2,000 workers in Shanxi Province, China. She supervised 2,000 workers and conducted research for cement products while working at her parent's cement factory. From 1988-1990, she developed several durable cement products derived from her own research efforts. From 1990 to 1994, she studied fluid Mechanics and business administration at Harbin University; she was a research assistant at Harbin University. From 1995 to 2000, she worked as a project manager at Harbin Construction Company specializing in solar systems home construction. From 2000 to 2004, she worked as a research manager at Harbin Technical Institute and specialized in solar energy research and developments. From 2004 to 2007, she worked as a real estate investment consultant and property manager at Sing Xia Yuan Group. From 2007-Present, she works at Great Wall Builders Ltd., as a Chief Executive Officer and Chief Financial Officer involved in solar systems residential building activities including project supervision, acquisition of building materials, and negotiation of contracts with suppliers. She is responsible for managerial, corporate finance, accounting and business developments at Great Wall Builder Ltd., Great Wall Builder Ltd is a residential builder of residential homes in certain redevelopment areas including the city of Houston and surrounding counties. From 2008- Present, she works at China Inc., as a Chief Executive Officer and Chief Financial officer coordinating research and administrative activities. She has more than 15 years of experiences in research and development of new products. She has ownership interests in solar related companies, including Apple Solar Company and Valor Solar Company.

The table below summarizes all compensations awarded to, earned by, or paid to each named executive officer for our last 12 months for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tian Jia	2011		0	0	0	0	0	$6,000	6,000

COMPENSATION OF DIRECTORS TABLE

The table below summarizes all compensation paid to our directors for our last twelve months.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tian Jia	0	0	0	0	0	0	0

EMPLOYEE STOCK OPTION PLANS

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors as of September 30, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following is a table detailing the current shareholders of China Inc, owning 5% or more of the common stock, and shares owned by our directors and officers as of September 30, 2011.

Title of Class	Beneficiary Owner	Beneficial ownership	% of ownership
Common Stock	Tian Jia 1500 Sandy Springs #64 Houston, Texas 77072	45,000,000	100%

CORPORATE GOVERNANCE

As a small business issuer we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. We have no standing committees regarding compensation, audit or other nominating committees. We have no independent directors on our Board of Directors as defined in Item 407 of Regulation S-B.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 30, 2008, we issued 45,000,000 shares of our common stock to Tian Jia, our sole officer and director. The shares were issued in consideration of the nonmonetary assets of $83,938. This transaction was conducted in reliance upon an exemption from registration provided under Section 4 (2) of the Securities Act of 1933, as amended.

As of September 30, 2011, there is a  promissory demand note payable to our officer, Tian Jia, for the amount of $30,750 payable on demand and bear interest at 4% per annum.

As of September 30, 2011, there is an accrued salary payable to our Officer, Tian Jia, for the amount of $19,500. Our Chief Executive Officer, Tian Jia, agreed to defer salary compensation until such a time the Company generates revenue.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, amendments, schedules, under the Securities Act, with respect to the shares to be sold in this offering. The registration statement and its exhibits, as well as our other reports filed with SEC, can be inspected and copies at SEC’s public reference room at:

Security Exchange Commission

100 F Street, N.E.,

Washington, D.C. 20549-1004.

The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains in the Form S-1 and other reports. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

ANNUAL FINANCIAL STATEMENTS:

INTERIM FINANCIAL STATEMENTS:

Balance Sheets as of September 30, 2011 ( unaudited) June 30, 2011( audited)	F-11

Statements of Operations for the three months ended September 30, 2011 and 2010 and for the period from May 30, 2008 ( Inception) through September 30, 2011 ( unaudited)	F-12

Statements of Cash Flows for the three months ended September 30, 2011 and 2010 and for the period from May 30, 2008 ( Inception) through September 30, 2011( unaudited)	F-13

Statement of Stockholder's Equity for the period from May 30, 2008 ( Inception) through September 30, 2011 ( unaudited)	F-14

Notes to Financial Statements	F15-F18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholder of China, Inc. (A Development Stage Company)

We have audited the accompanying balance sheets of China, Inc. (A Development Stage Company) as of June 30, 2011 and 2010, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended June 30, 2011 and for the period from May 30, 2008 (Inception) through June 30, 2011. China, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of China, Inc.’s internal control over financial reporting as of June 30, 2011 and, accordingly, we do not express an opinion thereon.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China, Inc. (A Development Stage Company) as of June 30, 2011 and 2010, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2011 and for the period from May 30, 2008 (Inception) through June 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of as June 30, 2011, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ David Brooks CPA

D. Brooks and Associates CPA’s, P.A
West Palm Beach, FL
November 30, 2011

China Inc.

( A Development Stage Company)

Balance Sheets

	June 30 2011 ( audited)	June 30, 2010 ( audited)
ASSETS
CURRENT ASSETS: Cash	$782	$12,686 12,686
Total Current Assets	782

Real Estate Held for Development	70,000	83,938

TOTAL ASSETS	$70,782	$96,624
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
Note Payable-Stockholder	$12,750	$12,750
Accrued Expenses	30,809	26,405
TOTAL CURRENT LIABILITIES	43,559	39,155
STOCKHOLDER'S EQUITY
Common stock 75,000,000 shares authorized, 45,000,000 shares issued and outstanding, pay value of $0.0001	4,500	4,500
Additional Paid-In Capital	79,438	79,438

Deficit accumulated during development stage	$(56,715)	$(26,469)
TOTAL STOCKHOLDER'S EQUITY	27,223	57,469
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$70,782	$96,624

See the accompanying notes to the financial statements

China Inc.

(A Development Stage Company)

Statements of Operations

	Year Ended June 30, 2011 ( audited)	Year End June 30, 2010 ( audited)	From May 30, 2008 (Inception) Through June 30, 2011 ( audited)
REVENUE	$	$-	$-

OPERATING EXPENSES

GENERAL AND ADMINISTRATIVE EXPENSES	30,246	8,285
			56,715

TOTAL EXPENSES	30,246	8,285	56,715

LOSS FROM OPERATIONS	(30,246)	(8,285)	(56,715)

PROVISION FOR INCOME TAXES	-___________________-	_______-	_______-

NET LOSS	$(30,246)	$ (8,285)	$ (56,715)

NET LOSS PER SHARE: BASIC AND DILUTED	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	45,000,000	45,000,000

See the accompanying notes to the financial statements.

 China Inc.

(A Development Stage Company)

Statements of Cash Flows

	Year Ended June 30 2011 ( audited)	Year ended June 30 2010 (audited)	May 30, 2008 ( Inception) through June 30, 2011 ( audited)
OPERATING ACTIVITIES
NET LOSS	$ (30,246)	(8,285)	(56,715)
Adjustments to reconcile net loss to net Cash used in operations
Impairment of real estate held for development	$ 13,938		(13,938)
Increased in Accrued Expenses	(4,404)	(8,221)	30,809
Net cash used in Operating Activities	(11,904)	(64)	(11,968)
FINANCING ACTIVITIES	______-
Proceeds from Note payable stockholder	_______-	12,750	12,750
Net Cash provided by financing activities		12,750	12,750
Net Increase ( Decrease) in Cash	(11,904)	12,686	782
Cash at the Beginning of the Period	12,686	________	______
Cash at the End of the Period	$782	$ 12,686	$782
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$_____-	$______-	$_____-
Income taxes Paid	$_____-	$______-	$_____-
SUPPLEMENTAL DISCLSOURE OF NON-CASH ACTIVITIES
Issuance of common Stock in Exchange Of Property	$_____-	$______-	$83,938

See the accompanying notes to the financial statements.

China Inc.,

(A Development Stage Company)

Statement of Stockholder’s Equity

From May 30, 2008 ( inception) to June 30, 2011

	Common Shares (#)	Common Shares($)	Additional paid in Capital	Deficit Accumulated During Development Stage	Total Stockholder's Equity
Balances, May 30, 2008 ( Inception)		$ -	$ -	$ -	$ -
Common stock issued in exchange for contribution
Of real estate ( $0.0019)	45,000,000	4,500	79,438	-	83,938

Net Loss from May 30,2008 (Inception) through June 30, 2008	-	-	-	(8,817)	(8,817)

Balances, June 30, 2008	45,000,000	4,500	79,438	(8,817)	75,121

Net Loss year ended June 30,2009	-	-	-	(9,367)	(9,367)

Balances, June 30,2009	45,000,000	4,500	79,438	(18,184)	65,574

Net Loss year ended June 30, 2010	-	-	-	(8,285)	(8,285)

Balances, June 30, 2010	45,000,000	4,500	79,438	(26,469)	57,469
Net Loss year ended June 30, 2011	-	-	-	(30,246)	(30,246)

Balances, June 30, 2011	45,000,000	$4,500	$79,438	$(56,715)	$27,223

See the accompanying notes to the financial statements

China Inc.,

(A Development Stage Company)

Notes to the Financial Statements

NOTE 1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

China Inc. (the "Company") was incorporated in Nevada on May 30, 2008. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board of Accounting Standards Codification ("ASC") 915 " Development Stage Entities". In a development stage company, management devotes most of its activities to developing a market for its products and services. The Company has not yet generated any revenues to date. We have begun our planned principal activities. As of June 30, 2011, the Company has not recognized any revenue and has accumulated operating losses of $56,715 since its inception. The Company expects to fund itself in the next twelve months by the sale of common shares. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or generate significant revenue and profitable operations. There is no guarantee that the Company will be able to raise any equity financing or generate significant revenue or profitable operations.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company is classified as a development stage enterprise under GAAP and has not generated significant revenues from its principal operations.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates. Significant estimates and assumptions included in the Company's financial statements relate to the estimate of accrued real estate taxes and the fair value of real estate held for development.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As of June 30, 2011, there were no cash equivalents.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. As of June 30, 2011, the Company did not have any deposits in excess of insured limits.

 INCOME TAXES

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When required, the Company records a liability for unrecognized tax positions, defined as the aggregate tax effect of differences between positions taken on tax returns and the benefits recognized in the financial statements. Tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. No tax benefits are recognized for positions that do not meet this threshold. The Company has no uncertain tax positions that require the Company to record a liability. The Company’s tax years ended June 30, 2008 through 2011 remain subject to examination by Federal and state jurisdictions.

The Company recognizes penalties and interest associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the balance sheet. No provision for income taxes was required in any of the periods presented in the accompanying statements of operations because of net operating loss carryforwards generated by the Company.

LOSS PER COMMON SHARE

Basic loss per common shares excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. As of June 30, 2011, there are no outstanding dilutive securities.

REVENUE RECOGNITION

We recognize revenue from product sales when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectability is reasonably assured.

IMPAIRMENT OF LONG LIVED ASSETS

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable.  For assets that are to be held and used, an impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value.  Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value. During the year ended June 30, 2011, the Company determined that the carrying value of real estate held for development exceeded its fair value and recognized an impairment charge of $13,938.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash, accrued expenses and notes payable-stockholder. The estimated fair value of these instruments approximates their carrying amounts due to the short maturity of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.

Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

NOTE 2. FAIR VALUE MEASUREMENTS

The Company estimates the fair value of its real estate held for development for the purpose of determining the amount of impairment, if any. Fair value is defined as the amount that would be received for an asset or paid to transfer a liability (i.e., an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. Three levels of inputs that may be used to measure fair value are as follows:

Level I: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets and liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level II: Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level III: Unobservable inputs when there is little or no market data available, thereby requiring an entity to develop its own assumptions. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The Company’s has no assets or liabilities that are measured at fair value on a recurring basis as of June 30, 2011 or 2010.

During the year ended June 30, 2011, the Company determined that the carrying amount of real estate held for development exceeded its fair value and recognized an impairment charge of $13,938. The Company determined the fair value of the real estate held for development using the market approach by comparing the Company’s asset with comparable timely sales of similar assets. The Company had no assets presented at fair value on a non-recurring basis as of June 30, 2010. The following table presents the Company’s assets presented at fair value on a non-recurring basis as of June 30, 2011.

Asset Description	Fair Value as of June 30, 2011	Carrying Value as of June 30, 2011	Fair Value Hierarchy	Valuation Technique Used to Estimate Fair Value	Inputs to the Valuation Model Used

Real Estate Held for Development	$70,000	$70,000	Level 3 – Significant Unobservable Inputs	Market Approach – Comparable Sales	Comparable Sales

NOTE 3. INCOME TAXES

The provision (benefit) for income taxes consists of the following:

	Year Ended June 30,		Inception Through June 30,
	2011	2010	2011
Current
Federal State	$ -	$ -	$ -
	-	-	-
Deferred
Federal	(10,284)	(2,817)	(19,283)
State	-	-	-
Change in Valuation allowance	10,284	2,817	19,283
	$-	$ -	$ -

The Company’s income tax rate computed at the statutory federal rate of 34% differs from its effective tax rate primarily due to the change in the deferred tax asset valuation allowance.

	Year ended June 30,		Inception Through June 30
	2011	2010	2011
Income tax at statutory rate	34.00%	34.00%	34.00%
Change in valuation allowance	(34.00)	(34.00)	(34.00)
Total	0.00%	0.00%	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realizability of deferred tax assets, Management evaluates whether it is more likely than not that some portion or all of its deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on Management’s evaluation, the net deferred tax asset was offset by a full valuation allowance in all periods presented. The Company’s deferred tax asset valuation allowance will be reversed if and when the Company generates sufficient taxable income in the future to utilize the tax benefits of the related deferred tax assets.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are as follows:

	June 30,
	2011	2010
Net operating loss	$ 14,544	$ 8,999
Impairment of real estate held for development	4,739	-
Gross deferred tax assets:	19,283	8,999
Less: valuation allowance	(19,283)	(6,089)
Net deferred tax asset	$ -	$-

As of June 30, 2011 the Company had a net operating loss carry-forward of approximately $34,214 which may be used to offset future taxable income and begins to expire in 2030.

NOTE 4. GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the company will continue to meet its obligations and continue its operations for the next fiscal year. As of June 30, 2011, the Company has not generated revenues and has accumulated losses of $56,715 since inception. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Realizable values may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management's plans are to raise a maximum of $300,000 in equity financing through sale of its common stock and to obtain other sources of financing to develop its operations.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company owes its CEO and Director, Tian Jia, a total of $12,750, as of June 30, 2011, in the form of an unsecured loan. The note is due on demand and bears interest at an annual rate of 4%.

NOTE 6- EXCHAGE OF NON-MONETARY ASSETS FOR CAPITAL STOCKS

Our officer and director, Tian Jia, transferred non-monetary assets in exchange of capital stocks. Tian Jia paid $83,938 in cash for the transfer of non-monetary asset.

NOTE 7. COMMITMENTS

In January 2010, the Company entered into a royalty agreement for the right to sell solar related products for a period of five years commencing on January 15, 2010. Pursuant to the agreement, the Company shall pay the licensor a royalty equal to 1% of the net revenue for the sale of all solar related products. There have been no amounts incurred pursuant to this agreement as the Company has not completed any sales.

NOTE 8. SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through November 30, 2011, the date the financial statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in these financial statements.

China Inc.

(A Development Stage Company)

Balance Sheets

	September 30, 2011 (unaudited)	June 30, 2010 ( audited)
ASSETS
CURRENT ASSETS: Cash	$7,286	$782

Total Current Assets	7,286	782

Real Estate Held for Development	70,000	70,000

TOTAL ASSETS	$77,286	$70,782
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Note payable-stockholder	$30,750	$12,750
Accrued expenses	22,085	30,809
TOTAL CURRENT LIABILITIES	52,835	43,559
STOCKHOLDER'S EQUITY
Common stock 75,000,000 shares authorized; 45,000,000 shares issued and outstanding, par value of $0.0001	4,500	4,500

Additional paid-in capital	79,438	79,438
Deficit accumulated during development stage	(59,487)	(56,715)
TOTAL STOCKHOLDER'S EQUITY	24,451	27,223
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$77,286	70,782

See the accompanying notes to the financial statements

 China Inc.

(A Development Stage Company)

Statements of Operations ( unaudited)

	Three Months Ended September 30, 2011 ( unaudited)	Three Months Ended September 30, 2010 ( unaudited)	May 30, 2008 (Inception) Through September 30,2011 ( unaudited)
REVENUES	$ -	$-	$-

OPERATING EXPENSES

GENERAL AND ADMINISTRATIVE	2,772	8,309	$59,487

TOTAL EXPENSES	2,772	8,309
			$59,487

LOSS FROM OPERATIONS	(2,772)	(8,309)	$(59,487)

PROVISION FOR INCOME TAXES	______-	________	_-

NET LOSS		$(8,309)	$(59,487)
	$(2,772)

NET LOSS PER SHARE: BASIC AND DILUTED	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	45,000,000	45,000,000

See the accompanying notes to the financial statements.

China Inc.

(A Development Stage Company)

Statements of Cash Flows

	Three Months Ended September 30, 2011 ( unaudited)	Three Months Ended September 30, 2010 ( unaudited)	May 30, 2008 ( Inception) through September 30, 2011 ( unaudited)
OPERATING ACTIVITIES
NET LOSS	$ (2,772)	(8,309)	(59,487)
Adjustments to reconcile net loss to net Cash used in operations
Impairment of real estate held for development	$ 13,938
Increased in Accrued Expenses	(8,725)	(2,055)	(22,085)
Net cash used in Operating Activities	(11,904)	(6,254)	(23,464)
FINANCING ACTIVITIES
Proceeds from Note payable stockholder	18,000	_____-	30,750
Net Cash provided by financing activities	18,000	_____-	30,750
Net Increase ( Decrease) in Cash	6,504	(6,254)	7286
Cash at the Beginning of the Period	782	12,686	_____-
Cash at the End of the Period	$7,286	$ 6,432	$7,286
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$______-	$_____-	$_____-
Income taxes Paid	$______-	$_____-	$_____-
SUPPLEMENTAL DISCLSOURE OF NON-CASH ACTIVITIES
Issuance of common Stock in Exchange Of Property	$______-	$_____-	$83,938

China Inc.,

(A Development Stage Company)

Statement of Stockholder’s Equity

From May 30, 2008 ( Inception) to September 30, 2011

	Common Shares		Common Shares	Additional paid in Capital			Deficit Accumulated during Development Stage	Total Stockholder's Equity
Balances, May 30, 2008 ( Inception)		-	$-	$-			$ -	$-
Common stock issued in exchange for contribution
Of real estate ( $0.0019)	45,000,000		4,500	79,438			-	83,938

Net Loss from May 30,2008( Inception) through June 30, 2008	-		-		-		(8,817)	(8,817)

Balance, Jun 30,2008	45,000,000		4,500	79,438			(8,817)	75,121

Net Loss year ended June 30,2009	-		-	-			(9,376)	(9,367)

Balances, June 30, 2009	45,000,000		4,500	79,438			(18,184)	65,754

Net Loss for year ended June 30, 2010	-		-	-			(8,285)	(8,285)

Balances, June 30, 2010	45,000,000		4,500	79,438			(26,469)	57,469
Net Loss for June 30, 2011	-		-	-			(30,246)	(30,246)

Balances, June 30, 2011	45,000,000		4,500	79,438			(56,715)	27,223
Net Loss for The Three months Ended September 30, 2011	-		-	-			(2,772)	(2,772)
Balances, September 30, 2011	45,000,000		$4,500	$79,438		$	(59,487)	$24,451

 See the accompanying notes to the financial statements

China Inc.,

(A Development Stage Company)

Notes to the Financial Statements

NOTE 1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

China Inc. (the "Company") was incorporated in Nevada on May 30, 2008. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board of Accounting Standards Codification ("ASC") 915 " Development Stage Entities". In a development stage company, management devotes most of its activities to developing a market for its products and services. The Company has not yet generated any revenues to date. We have begun our planned principal activities. As of September 30, 2011, the Company has not recognized any revenue and has accumulated operating losses of $59,487 since its inception. The Company expects to fund itself in the next twelve months by the sale of common shares. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or generate significant revenue and profitable operations. There is no guarantee that the Company will be able to raise any equity financing or generate significant revenue or profitable operations. Interim financial statements must include all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading. The management has updated our interim financial statements.

The accompanying unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. The financial information as of June 30, 2011 is derived from the audited financial statements.  The unaudited condensed interim financial statements should be read in conjunction with this registration statement, which contains the audited financial statements and notes thereto.

Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The interim results for the period ended September 30, 2011 are not necessarily indicative of results for the full fiscal year.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates. Significant estimates and assumptions included in the Company's financial statements relate to the estimate of accrued real estate taxes and the fair value of real estate held for development.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As of September 30, 2011, there were no cash equivalents.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit. As of September 30, 2011, the Company did not have any deposits in excess of insured limits.

INCOME TAXES

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When required, the Company records a liability for unrecognized tax positions, defined as the aggregate tax effect of differences between positions taken on tax returns and the benefits recognized in the financial statements. Tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. No tax benefits are recognized for positions that do not meet this threshold. The Company has no uncertain tax positions that require the Company to record a liability. The Company’s tax years ended June 30, 2008 through 2011 remain subject to examination by Federal and state jurisdictions.

The Company recognizes penalties and interest associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the balance sheet. No provision for income taxes was required in any of the periods presented in the accompanying statements of operations because of net operating loss carry forwards generated by the Company.

LOSS PER COMMON SHARE

Basic loss per common shares excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. As of September 30, 2011, there are no outstanding dilutive securities.

IMPAIRMENT OF LONG LIVED ASSETS

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable.  For assets that are to be held and used, an impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value.  Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value. During the year ended June 30, 2011, the Company determined that the carrying value of real estate held for development exceeded its fair value and recognized an impairment charge of $13,938.

REVENUE RECOGNITION

We recognize revenue from product sales when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectability is reasonably assured.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash, accrued expenses and notes payable-stockholder. The estimated fair value of these instruments approximates their carrying amounts due to the short maturity of these instruments.

NOTE 2. FAIR VALUE MEASUREMENTS

The Company estimates the fair value of its real estate held for development for the purpose of determining the amount of impairment, if any. Fair value is defined as the amount that would be received for an asset or paid to transfer a liability (i.e., an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. Three levels of inputs that may be used to measure fair value are as follows:

Level I: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets and liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level II: Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level III: Unobservable inputs when there is little or no market data available, thereby requiring an entity to develop its own assumptions. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The Company’s has no assets or liabilities that are measured at fair value on a recurring basis as of September 30, 2011 or June 30, 2011.

During the year ended June 30, 2011, the Company determined that the carrying amount of real estate held for development exceeded its fair value and recognized an impairment charge of $13,938. The Company determined the fair value of the real estate held for development using the market approach by comparing the Company’s asset with comparable timely sales of similar assets. The Company had no assets presented at fair value on a non-recurring basis as of June 30, 2010. The following table presents the Company’s assets presented at fair value on a non-recurring basis as of June 30, 2011.

Asset Description	Fair Value as of June 30, 2011	Carrying Value as of June 30, 2011	Fair Value Hierarchy	Valuation Technique Used to Estimate Fair Value	Inputs to the Valuation Model Used

Real Estate Held for Development	$70,000	$70,000	Level 3 – Significant Unobservable Inputs	Market Approach – Comparable Sales	Comparable Sales

NOTE 3. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realizability of deferred tax assets, Management evaluates whether it is more likely than not that some portion or all of its deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on Management’s evaluation, the net deferred tax asset was offset by a full valuation allowance in all periods presented. The Company’s deferred tax asset valuation allowance will be reversed if and when the Company generates sufficient taxable income in the future to utilize the tax benefits of the related deferred tax assets.

As of September 30, 2011, the Company had a net operating loss carry-forward of approximately $45,000 which may be used to offset future taxable income and begins to expire in 2030.

NOTE 4. GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the company will continue to meet its obligations and continue its operations for the next fiscal year. As of September 30, 2011, the Company has not generated revenues and has accumulated losses of $59,487 since inception. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Realizable values may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management's plans are to raise a maximum of $300,000 in equity financing through sale of its common stock and to obtain other sources of financing to develop its operations.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company owes its CEO and Director, Tian Jia, a total of $30,750, as of September 30, 2011, in the form of an unsecured loan. The note is due on demand and bears interest at an annual rate of 4%.

NOTE 6- EXCHAGE OF NON-MONETARY ASSETS FOR CAPITAL STOCKS

Our officer and director, Tian Jia, transferred non-monetary assets in exchange of capital stocks. Tian Jia paid $83,938 in cash for the transfer of non-monetary asset.

NOTE 7. COMMITMENTS

In January 2010, the Company entered into a royalty agreement for the right to sell solar related products for a period of five years commencing on January 15, 2010. Pursuant to the agreement, the Company shall pay the licensor a royalty equal to 1% of the net revenue for the sale of all solar related products. There have been no amounts incurred pursuant to this agreement as the Company has not completed any sales.

NOTE 8. SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through November 30, 2011, the date the financial statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in these financial statements.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$22
Printing Fees	100
Accounting Fees	1,000
Legal Consulting Fees	278
Blue Sky Fees	500
Transfer Agent Fees	600
TOTAL	$2,500

ITEM 14: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15: RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

On May 30, 2008, we issued 45,000,000 shares of our common stock to Tian Jia, our sole officer and director. The shares were issued in consideration for the non-cash assets of $83,938. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Tian Jia	May 30, 2008	45,000,000	$83,938

ITEM 16: EXHIBITS & FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

FINANCIAL STATEMENT SCHEDULES

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

Exhibit No.	Document Description
3.1	Articles of Incorporation, China Inc.
3.2	Bylaws, China Inc., ***
5.1	Legal Opinion of Trieu Law, LLC
23.1	Consent of Connie P. Trieu, Attorney-At-Law ***
23.2 99.1 99.2 10.1 10.2 10.3

Consent of D. Brooks and Associates, CPA's P.A, Independent Registered Auditor

Subscription Agreement***

Promissory Demand Note***

Supplier Agreement***

Royalty Agreement ***

OEM Agreement***

Himn's Supplier's Agreement

*** previously filed

UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be

iii.	reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price

iv.	represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

v.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement Provided however, That:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as

5.	current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by

6.	Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or

7.	furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

8.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no

C.	statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than

iii.	prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first

iv.	used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration

v.	statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract.

vi.	of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

9.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in  the City of Houston,  State of Texas, on December 7, 2011

BY:	/s/Tian Jia
TIAN JIA
Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Tian Jia	Principal Executive Officer,	December 7, 2011
TIAN JIA	Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and Director

EXHIBITS INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation, China Inc.,
3.2	Bylaws, China Inc., ***
5.1	Legal Opinion of Trieu Law, LLC
23.1	Consent of Connie P. Trieu, Attorney-At-Law***
23.2 99.1 99.2 10.1 10.2 10.3

Consent of D. Brooks And Associates, CPA's P.A., Independent Registered Accountants

Subscription Agreement***

Promissory Demand Note

Supplier's Agreement ***

Royalty Agreement ***

OEM Agreement ***

Himn's Supplier Agreement

*** Previously filed